Exhibit 4.4
THIS OPTION AND THE COMMON SHARES TO BE ISSUED UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY NOR MAY THEY BE TRANSFERRED ON THE BOOKS OF THE CORPORATION, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL AND STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM.
THIS STOCK OPTION AGREEMENT made effective as of the ___ day of                      20___.
BETWEEN:
, an individual resident in the City of , in the State of (herein referred to as the “Optionee”)
- and -
NIMIN ENERGY CORP., a body corporate, under the laws of the Province of Alberta (herein referred to as the “Corporation”)
RECITALS:
A.	The Corporation is incorporated under the laws of the Province of Alberta, having an authorized capital consisting of an unlimited number of Shares (as defined herein).

B.	The Optionee is a Participant (as defined in the Plan).

C.	The Board of Directors have agreed to grant unto the Optionee an irrevocable option to purchase an aggregate of ________ Shares without par value of its authorized unissued share capital in consideration of the Optionee’s ongoing services and contributions to the Corporation pursuant to the Stock Option Plan of the Corporation, as approved by the Toronto Stock Exchange (the “TSX”), as may be amended (the “Plan”);
NOW, THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants hereinafter set forth, and for other valuable consideration, the parties hereto have agreed as follows:
ARTICLE 1
DEFINITIONS
1.1	In this Agreement the following terms shall have the following meanings:
(a)	“Agreement” “herein”, “hereto”, “hereof” and similar expressions means this stock option agreement;

(b)	“Board” means the Board of Directors of the Corporation;

(c)	“Consultant” means, in relation to the Corporation, an individual or Consultant Company, other than an Employee or a director of the Corporation, that:

(i)	is engaged to provide on a ongoing bona fide basis, consulting, technical, management or other services to the Corporation or to an affiliate of the Corporation, other than services provided in relation to a distribution;

(ii)	provides the services under a written contract between the Corporation or the affiliate and the individual or the Consultant Company;

(iii)	in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or an affiliate of the Corporation; and

(iv)	has a relationship with the Corporation or an affiliate of the Corporation that enables the individual to be knowledgeable about the business and affairs of the Corporation.
(d)	“Consultant Company” means for an individual consultant, a company or partnership of which the individual is an employee, shareholder or partner.

(e)	“Employee” means:
(i)	an individual who is considered an employee of the Corporation or its subsidiary under the Income Tax Act (Canada);

(ii)	an individual who works full-time for the Corporation or its subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source; or

(iii)	an individual who works for the Corporation or its subsidiary on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source.
(f)	“Expiration Date” means the fifth year anniversary of the effective date of this Agreement, specifically , 20___;

(g)	“Exchange” means the TSX, or such other exchange or market on which the Shares of the Corporation may be listed for trading from time to time;

(h)	“Management Company Employee” means an individual employed by a person providing management services to the Corporation, which are required for the ongoing successful operation of the business enterprise of the Corporation, but excluding a person engaged in investor relations activities;

(i)	“Option Date” in respect of the Share Option means the date of this Agreement;

(j)	“Option Price” means the price per Option Share set forth in Section 2.1 hereof;

(k)	“Option Shares” means the Shares the Optionee is entitled to purchase under a Share Option;

(l)	“Share” means a common share in the share capital of the Corporation as constituted at the date hereof;

(m)	“Share Option” means the option to purchase Option Shares granted to the Optionee pursuant to this Agreement, and includes any portion of that option;

(n)	“Share Option Agreement” means this Agreement and any novations thereof; and

(o)	“Termination for Cause” means being fired or employment being terminated for any breach by the employee of the provisions of his or her employment agreement, serious misconduct, habitual negligence of duty, incompetence, or conduct incompatible with an employee’s duties, or prejudicial to the employer’s business, or if guilty of wilful disobedience.
1.2	In this Agreement, the masculine gender shall include the feminine gender and the singular shall include the plural and vice versa wherever the context requires.
ARTICLE 2
SHARE OPTION
2.1	The Corporation hereby grants to the Optionee, subject to the terms and conditions hereinafter set forth, an irrevocable option (previously defined as “Share Option”) to purchase, on or before the Expiration Date, Option Shares at a price of (Cdn.) $1.25 per Option Share, subject to the vesting provisions set forth herein.
2.2	The right and option to the Option Shares as herein provided shall vest in instalments as set forth below:
(a)	from and after , 20___, the Optionee shall be entitled to purchase up to Option Shares at and for the Option Price as herein provided;

(b)	from and after , 20___, the Optionee shall be entitled to purchase a further Option Shares at and for the Option Price as herein provided;

(c)	from and after , 20___, the Optionee shall be entitled to purchase a further Option Shares at and for the Option Price as herein provided; and
2.3	At 4:30 p.m., Calgary time, on the Expiration Date, the Share Option shall forthwith expire and terminate and be of no further force or effect whatsoever as to such amount of the Option Shares in respect of which the Share Option hereby granted has not then been exercised.
ARTICLE 3
CURRENCY DURING TERM OF EMPLOYMENT
3.1	(a)	If subsequent to the Option Date and prior to the Expiration Date, the Optionee’s position as a director, an officer, a Consultant to the Corporation and/or the Corporation’s subsidiary, or an Employee or Management Company Employee of the Corporation and/or the Corporation’s subsidiary, as the case may be, ceases for any reason other than Termination for Cause, no further Option Shares will vest, and any vested but unexercised Option Shares may be exercised during the period expiring the earlier of the Expiration Date or the 30 day period following the date on which the Optionee’s position ceases. For greater clarity, upon the expiry of such 30 day period or the Expiration Date, whichever is earlier, the Share Option will expire.

(b)	If subsequent to the Option Date and prior to the Expiration Date, the Optionee is Terminated for Cause, no further Option Shares will vest and any vested but unexercised Option Shares will expire immediately upon such Termination for Cause. For greater certainty, immediately upon such Termination for Cause, the Share Option shall concurrently expire and terminate and be of no further force or effect whatsoever.

(c)	The Share Option may be exercised pursuant to the terms of this Article 3 only insofar as the Share Option has vested at the time of the termination of the Optionee’s position with the Corporation or one of its subsidiaries, as the case may be.
ARTICLE 4
MATERIAL CHANGE
4.1	In the event that, prior to the Expiration Date or exercise in full of the Share Option, the outstanding share capital of the Corporation shall be increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Corporation through re-organization, re-capitalization, re-classification, stock dividend, subdivision or consolidation, the number and price of Option Shares remaining subject to the Share Option hereunder shall be increased or reduced accordingly, as the case may be.
4.2	If, prior to the Expiration Date or exercise in full of the Share Option granted hereby, the Corporation shall, at any time arrange with or merge into another corporation, or the Shares of the Corporation are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Corporation, or another corporation or entity, through re-organization, re-capitalization, re-classification, stock dividend, subdivision, consolidation, take-over bid, exempt take-over bid, issuer bid or exempt issuer bid, or other change in control of the Corporation (collectively, “Reorganization”), the Optionee will thereafter receive, upon the exercise of the Share Option, the securities or properties to which a holder of the number of shares then deliverable upon the exercise of the Share Option would have been entitled upon such Reorganization, and the Corporation will take steps in connection with such Reorganization as may be necessary to assure that the provisions hereof shall thereafter be applicable, in relation to any securities or property thereafter deliverable upon the exercise of the Share Option granted hereby. A sale of all or substantially all of the assets of the Corporation for consideration, (apart from the assumption of obligations), consisting primarily of securities, shall be deemed to be a Reorganization for the foregoing purposes.
4.3	The Corporation shall at all times during the term of this Agreement, reserve and keep available a sufficient number of Shares to satisfy the requirements hereof.
ARTICLE 5
RESTRICTION ON ASSIGNMENT
5.1	The Share Option granted hereby is, insofar as the Optionee is concerned, personal and non-assignable and neither this Agreement nor any rights in regard thereto shall be transferable or assignable.
ARTICLE 6
EXERCISE OF THE SHARE OPTION
6.1	The Share Option may be exercised by the Optionee in accordance with the provisions hereof in whole or in part, from time to time, by delivery of written notice of such exercise and by tendering the payment therefor in cash or by certified cheque to the Corporation its corporate office located in Carpinteria, California. Such notice shall be in the form attached hereto and shall state the number of the Option Shares with respect to which the Share Option is then being exercised. The Share Option shall be deemed for all purposes to have been exercised to the extent stated in such notice upon delivery of the notice and a tender of payment in full, notwithstanding any delay in the issuance and delivery of the certificates for the Shares so purchased.
6.2	The Share Option and all Option Shares issued upon the exercise of the Share Option are subject to any resale restrictions under applicable securities law or pursuant to the policies of the TSX.
6.3	The Optionee acknowledges that any Option Shares issued upon exercise of the Share Option will bear the following legend (in addition to any other legend required by the laws of the jurisdiction in which the holder resides):
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE ONLY (i) TO THE CORPORATION; (ii) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OR REGULATION S UNDER THE A933 ACT; (iii) IN ACCORDANCE WITH RULE 144 UNDER THE 1933 ACT; OR (iv) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE ACT AND STATE SECURITIES LAWS, PROVIDED THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT AS TO THE AVAILABILITY OF THE EXEMPTIONS RELIED ON.”
ARTICLE 7
RIGHTS OF THE OPTIONEE PRIOR TO EXERCISE DATE
7.1	The Share Option herein granted shall not entitle the Optionee to any rights whatsoever as a shareholder of the Corporation with respect to any Option Shares subject to the Share Option until the Share Option, or any portion thereof, has been exercised in accordance with Article 6.1 and Option Shares have been issued as fully paid and non-assessable.
ARTICLE 8
FURTHER ASSURANCES
8.1	The parties hereto covenant that they shall and will from time to time and at all times hereafter do and perform all such acts and things and execute all such additional documents as may be required to give effect to the terms and intention of this Agreement.
8.2	The Corporation represents and warrants that the Optionee is a bona fide Consultant who provides, or has provided, to the Corporation or its subsidiary bona fide services unrelated to the offer or sale of securities in a capital-raising transaction of the Corporation or a subsidiary of the Corporation.
ARTICLE 9
INTERPRETATION
9.1	It is understood and agreed by the parties hereto that questions may arise as to the interpretation, construction or enforcement of this Agreement and the parties are desirous of having the Board of the Corporation determine any such question of interpretation, construction or enforcement. It is therefore understood and agreed by and between the parties hereto that any question arising under the terms of this Agreement as to interpretation, construction or enforcement shall be referred to the Board of the Corporation and their majority decision shall be final and binding on both of the parties hereto.
ARTICLE 10
ENTIRE AGREEMENT
10.1	Subject to Article 14 and Article 15, this Agreement supersedes all other agreements, documents, writings and verbal understandings among the parties relating to the subject matter hereof and, subject to Article 14and Article 15, represents the entire agreement between the parties relating to the subject matter hereof.
ARTICLE 11
AMENDMENT
11.1	Unless disinterested shareholder approval is obtained in advance, the Corporation shall not amend this Agreement to reduce the Option Price of the Option Shares if the Optionee is an insider (as defined in the Securities Act (Alberta)) of the Corporation at the time of the proposed reduction in Option Price.
ARTICLE 12
ENUREMENT
12.1	Subject to the other provisions hereof, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.
ARTICLE 13
GOVERNING LAW
13.1	This Agreement shall be construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.
ARTICLE 14
EXCHANGE AND REGULATORY REQUIREMENTS
14.1	The Share Option and the Optionee shall be subject to the rules and policies of any stock exchange or exchanges on which the Shares are then listed, any other regulatory body having jurisdiction and applicable securities legislation.
14.2	Notwithstanding anything to the contrary in this Agreement, the Optionee hereby agrees that he will not exercise the Share Option, and that the Corporation will not be obliged to issue any Shares hereunder, if the exercise of the Share Option or the issuance of the Shares shall constitute a violation by the Optionee or the Corporation of any provision of any law or regulation or of any order, regulation, policy or rule of any governmental authority, regulatory body or stock exchange. Any determination in this connection made by the Board of the Corporation shall be final, binding and conclusive.
14.3	The Corporation shall in no event be obliged, by any act of the Optionee or otherwise, to issue, register or qualify for resale any securities issuable upon exercise of the Share Option pursuant to a prospectus or similar document or to take any other affirmative action in order to cause the exercise of the Share Option or the issue or resale of the Shares issuable pursuant thereto to comply with any law or regulation or any order, regulation, policy or rule of any governmental authority, regulatory body or stock exchange; provided that, if applicable, the Corporation shall notify The Toronto Stock Exchange and other appropriate regulatory bodies in Canada of the existence of the Option and any exercise thereof.
ARTICLE 15
OPTION PLAN
15.1	The Share Option shall be subject to the Plan, as well as any and all amendments to the Plan. Whenever any provision of this Agreement conflicts with any provision of the Plan, as may be amended from time to time, the provisions of this Plan shall prevail.
IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

NIMIN ENERGY CORP.
Per:

OPTION EXERCISE FORM
TO: NIMIN ENERGY CORP. 1135 Eugenia Place, Suite C Carpenteria, California, 93013

Attention: President
The undersigned hereby exercises the right to purchase and subscribe for the Option Shares at the purchase price of (Cdn.) $1.25 per Option Share, payment for which is submitted with this Option Exercise Form.

TOTAL EXERCISE PRICE:

The undersigned hereby directs that the Option Shares hereby acquired by this Option Exercise Form be issued and delivered as follows:

NAME IN FULL:

ADDRESS IN FULL:

NUMBER OF OPTION SHARES:

DATED:

(Signature of Option Holder)